Exhibit 10.4

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is entered into as of August 4, 2021 by and between Epizyme, Inc. (the “Company”), and Robert B. Bazemore (“Mr. Bazemore” or “you”) (together, the “Parties”).

WHEREAS, Mr. Bazemore has delivered to the Company his resignation from his positions as President and Chief Executive Officer of the Company and from the Board of Directors for the Company, in each case, effective as of August 9, 2021;

WHEREAS, the Company desires to engage Mr. Bazemore as a consultant to the Company following the effectiveness of his resignation; and

WHEREAS, Mr. Bazemore has agreed to provide such services pursuant to the terms and conditions set forth in this Agreement;

NOW, THEREFORE in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1.
Services To Be Performed. Commencing upon August 9, 2021, (the “Effective Date”) and continuing for the duration of the Consultation Period (as defined below), Mr. Bazemore agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company (the “Services”), including (i) approximately 3.0 days per week for the period beginning on the Effective Date and ending on September 30, 2021 (ii) approximately 2.0 days per week for the period beginning on October 1, 2021 and ending on December 31, 2021, and (iii) such time as may be agreed by Mr. Bazemore and the Company for the period beginning January 1, 2022 through the end of the Consultation Period. Mr. Bazemore agrees to use his best efforts in the performance of the Services and agrees to cooperate with the Company’s personnel, not to interfere with the conduct of the Company’s business, and to observe all Company rules, regulations and security requirements with respect to the safety and safeguarding of persons and property.
2.
Term. This Agreement shall commence upon the Effective Date and shall continue until the first anniversary of the Effective Date (such period, as it may be extended upon mutual agreement of the parties, being referred to as the “Consultation Period”), unless sooner terminated in accordance with the provisions of Section 5.
3.
Consulting Benefits. The Company will provide Mr. Bazemore with the payments and benefits set forth below during the Consultation Period (the “Consulting Benefits”).
a.
Fees. The Company will pay Mr. Bazemore during the Consultation Period fees at a rate of (x) $42,635 per month through December 31, 2021 and (y) $17,760 per month beginning January 1, 2022 through the remainder of the Consultation Period (the “Fees”), which Fees shall be (i) reduced by all applicable taxes and withholdings as determined by the Company in its sole discretion, (ii) paid to Mr. Bazemore in accordance with the Company’s regular payroll practices and (iii) subject to a pro rata adjustment for any partial calendar month. Notwithstanding the foregoing, the Company shall not pay any Fees to Mr. Bazemore earlier than the date eight (8) days after Mr. Bazemore’s timely execution, return and non-revocation of the Release of Claims attached hereto as Exhibit A (the “Release of Claims”).
b.
COBRA. Mr. Bazemore’s current coverage under the Company’s group medical insurance plan will end on the Effective Date. Provided that Mr. Bazemore elects to continue receiving group medical insurance pursuant to the federal “COBRA” law, 29 U.S.C. § 1161 et seq., the Company shall continue to pay the share of the premium for such coverage that is paid by the Company for active and similarly-situated employees who receive the same type of coverage, during the Consultation Period. The remaining balance of any premium costs, and all premium costs after the Consultation Period, shall be paid by Mr. Bazemore on a monthly basis for as long as, and to the extent that, Mr. Bazemore remains eligible for COBRA continuation. Mr. Bazemore should consult the COBRA materials to be provided by the Company for details regarding these benefits. Notwithstanding the foregoing, the Company shall not make any payments to Mr. Bazemore under this Section 3(b) earlier than the date eight (8) days after Mr. Bazemore’s timely execution, return and non-revocation of the Release of Claims.
c.
Stock Options and Restricted Stock Units. Mr. Bazemore and the Company hereby agree that (i) the stock options and restricted stock units held by Mr. Bazemore as of the date hereof (respectively, the “Options” and the “Restricted Stock Units”) shall continue to vest in accordance with their terms for so long as this Agreement continues to remain in effect, such that any Options or Restricted Stock Units that are not vested as of the date of termination or expiration of this Agreement shall be terminated and cancelled as of such date and (ii) Mr. Bazemore’s right to exercise the Options will terminate three months after the date Mr. Bazemore ceases to be an “Eligible Participant” (as defined in the Options), provided that in the case of clause (ii) the Options may not be exercised after the Final Exercise Date (as defined in the Options) or at all if, under the terms of the Options, Mr. Bazemore’s rights to exercise the Options would have otherwise terminated immediately.
d.
Reimbursement of Expenses. The Company shall reimburse Mr. Bazemore for all reasonable and necessary travel expenses incurred or paid by Mr. Bazemore in connection with, or related to, the performance of the Services under this Agreement. Mr. Bazemore shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to Mr. Bazemore amounts shown on each such statement within 30 days after receipt thereof. Notwithstanding the foregoing, Mr. Bazemore shall not incur total expenses in excess of $1,000.00 per month without the prior written approval of the Company.
e.
No Additional Consulting Benefits. Mr. Bazemore agrees that he shall provide the Services in exchange for the Consulting Benefits described in this Section 3 and that he is not entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company or any other consideration or benefits from the Company for the performance of the Services.
4.
Independent Contractor. It is the express intention of the parties to this Agreement that Mr. Bazemore shall be an independent contractor and not an employee, agent, joint venturer or partner of the Company for any purposes whatsoever.
a.
Performance of Services. Mr. Bazemore shall have the right to control and determine the methods, manner and means of performing the Services. In performing the Services, the amount of time devoted by Mr. Bazemore on any given day will be entirely within Mr. Bazemore’s control, and the Company will rely on Mr. Bazemore to put in the amount of time as is necessary to fulfill the requirements of this Agreement. However, the Services contemplated by this Agreement must meet the Company’s standards and approval and shall be subject to the Company’s general right of inspection and supervision to secure their satisfactory completion. Mr. Bazemore will provide all equipment and supplies required to perform the Services.
b.
Non-Exclusivity. Mr. Bazemore retains the right to contract with other companies or entities for his consulting services without restriction, provided, however, that Mr. Bazemore remains in compliance with the terms of the Employee Invention and Non-Disclosure Agreement that he previously executed for the benefit of the Company and which remains in full force and effect (the “Restrictive Covenant Agreement”). Likewise, the Company retains a reciprocal right to contract with other companies and/or individuals for consulting services without restriction.
c.
Scope of Authority. Mr. Bazemore is not authorized to transact business, incur obligations, sell goods, receive payments, solicit orders or assign or create any obligation of any kind, express or implied, on behalf of the Company or any of the Company's related or affiliated entities, or to bind in any way whatsoever, or to make any promise, warranty or representation on behalf of the Company or any of the Company's related or affiliated entities with respect to any matter, except as directed by the Chief Executive Officer of the Company. Mr. Bazemore shall not use the Company's trade names, trademarks, service names or servicemarks without the prior approval of the Company.

5.
Termination. This Agreement may be terminated prior to the end of the Consultation Period in the following manner: (a) by the Company at any time immediately upon written notice if Mr. Bazemore has materially breached this Agreement, the Release of Claims or the Restrictive Covenant Agreement and, to the extent curable, has not cured such breach within thirty (30) days following written notice of the breach from the Company; (b) by Mr. Bazemore at any time immediately upon written notice if the Company has materially breached this Agreement and, to the extent curable, has not cured such breach within thirty (30) days following written notice of the breach from Mr. Bazemore ; (c) by Mr. Bazemore upon not less than thirty (30) days’ prior written notice for any reason; or (d) at any time upon the mutual written consent of the parties hereto. Notwithstanding the foregoing, and for the avoidance of doubt, the Company may terminate this Agreement effective immediately by giving written notice to Mr. Bazemore if Mr. Bazemore fails to sign the Release of Claims by August 31, 2021 or revokes the Release of Claims within seven (7) days after signing it as set forth in the Release of Claims. In the event of any termination, Mr. Bazemore shall be entitled only to reimbursements for expenses incurred in accordance with Section 3(d) prior to termination, and no further payments of any kind will be due. In addition, vesting of Mr. Bazemore’s equity awards will cease immediately upon termination. Any written notice under this Section 5 shall explain the reason for the termination.
6.
Proprietary Information and Inventions.

6.1 Proprietary Information.

a.
Mr. Bazemore acknowledges that his relationship with the Company is one of high trust and confidence and that in the course of his service to the Company, Mr. Bazemore will have access to and contact with Proprietary Information. Mr. Bazemore will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of the services) without written approval by an officer of the Company, either during or after the Consultation Period, unless and until such Proprietary Information has become public knowledge without fault by Mr. Bazemore.
b.
For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information, whether or not in writing, whether or not patentable and whether or not copyrightable, of a private, secret or confidential nature, owned, possessed or used by the Company, concerning the Company’s business, business relationships or financial affairs, including, without limitation, any Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical or research data, clinical data, know-how, computer program, software, software documentation, hardware design, technology, product, processes, methods, techniques, formulas, compounds, projects, developments, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost, customer, supplier or personnel information or employee list that is communicated to, learned of, developed or otherwise acquired by Mr. Bazemore in the course of his service as a consultant to the Company.
c.
Mr. Bazemore agrees that all files, documents, letters, memoranda, reports, records, data sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible material containing Proprietary Information, whether created by Mr. Bazemore or others, which shall come into Mr. Bazemore’s custody or possession, shall be and are the exclusive property of Mr. Bazemore to be used by Mr. Bazemore only in the performance of his duties for the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of Mr. Bazemore shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) the termination of this Agreement. After such delivery, Mr. Bazemore shall not retain any such materials or copies thereof or any such tangible property.
d.
Mr. Bazemore agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (b) and (c) above, and Mr. Bazemore’s obligation to return materials and tangible property set forth in paragraph (c) above extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to Mr. Bazemore.

e.
Mr. Bazemore acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. Mr. Bazemore agrees to be bound by all such obligations and restrictions that are known to Mr. Bazemore and to take all action necessary to discharge the obligations of the Company under such agreements.
f.
Mr. Bazemore’s obligations under this Section 6.1 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by Mr. Bazemore or others of the terms of this Section 6.1, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of an officer of the Company. Further, nothing herein prohibits Mr. Bazemore from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies or participating in government agency investigations or proceedings. In addition, notwithstanding Mr. Bazemore’s confidentiality and nondisclosure obligations, Mr. Bazemore is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

6.2 Inventions.

a.
Mr. Bazemore will make full and prompt disclosure to the Company of all inventions, creations, improvements, enhancements, designs, innovations, discoveries, processes, methods, techniques, developments, software, computer programs, and works of authorship, whether or not patentable and whether or not copyrightable, that are created, made, conceived or reduced to practice by Mr. Bazemore or under his direction or jointly with others (i) during the Consultation Period if made for the Company in the course of the performance of the Services hereunder or (ii) during or after the Consultation Period if resulting or derived from Proprietary Information, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Inventions”). Mr. Bazemore agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all of Mr. Bazemore’s right, title and interest in and to all Inventions and all related patents, patent applications, copyrights created in the work(s) of authorship, trademarks, trade names, and other industrial and intellectual property rights and applications therefor in the United States and elsewhere. However, clause (i) of this subsection (a) shall not apply to Inventions that do not relate to the present or planned business or research and development of the Company and that are made and conceived by Mr. Bazemore not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information. Mr. Bazemore understands that, to the extent this Agreement shall be construed in accordance with the laws of any state that precludes a requirement that an individual assign certain classes of inventions, this Section 6.2(a) shall be interpreted not to apply to any invention that a court rules and/or the Company agrees falls within such classes. Mr. Bazemore further acknowledges that each original work of authorship that is made by Mr. Bazemore (solely or jointly with others) within the scope of the Agreement and which is protectable by copyright is a “work made for hire,” as that term is defined in the United States Copyright Act. Mr. Bazemore hereby waives all claims to moral rights in any Inventions.
b.
Mr. Bazemore agrees that if, in the course of performing the services, he incorporates into any Invention developed under this Agreement any preexisting invention, improvement, development, concept, discovery or other proprietary information owned by Mr. Bazemore or in which Mr. Bazemore has an interest (“Prior Inventions”), (i) Mr. Bazemore will inform the Company, in writing before incorporating such Prior Inventions into any Invention, and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Mr. Bazemore will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without the Company’s prior written permission.
c.
Mr. Bazemore agrees to cooperate fully with the Company, both during and after the Consultation Period, with respect to the procurement, maintenance, and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Inventions. Mr. Bazemore shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Invention. Mr. Bazemore further agrees that if the Company is unable, after reasonable effort, to secure the signature of Mr. Bazemore on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of Mr. Bazemore, and Mr. Bazemore hereby irrevocably designates and appoints each executive officer of the Company as Mr. Bazemore’s agent and attorney-in-fact to execute any such papers on Mr. Bazemore’s behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Invention, under the conditions described in this sentence.
d.
Mr. Bazemore shall maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of the Company at all times.
7.
Other Agreements. Mr. Bazemore hereby represents that, except as Mr. Bazemore has disclosed in writing to the Company, Mr. Bazemore is not bound by the terms of any agreement with any third party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his consultancy with the Company, to refrain from competing, directly or indirectly, with the business of such third party or to refrain from soliciting employees, customers or suppliers of such third party. Mr. Bazemore further represents that his performance of all the terms of this Agreement and the performance of the Services as a consultant of the Company do not and will not breach any agreement with any third party to which Mr. Bazemore is a party (including without limitation any nondisclosure or non-competition agreement), and that Mr. Bazemore will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any current or previous employer or others.
8.
Warranties. Mr. Bazemore will assume sole responsibility for his/her compliance with applicable federal and state laws and regulations, and shall rely exclusively upon his/her own determination, or that of his/her legal advisers, that the performance of the Services and the receipt of the Consulting Benefits hereunder comply with such laws and regulations. Mr. Bazemore shall be solely responsible for all state and federal income taxes, unemployment insurance and social security taxes in connection with this Agreement and for maintaining adequate workers’ compensation insurance coverage. Mr. Bazemore acknowledges that he is not relying upon the advice or representation of the Company with respect to the tax treatment of the Consulting Benefits.
9.
Non-Assignability of Contract. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any entity with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of Mr. Bazemore are personal and shall not be assigned by him.
10.
Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at such address or addresses as either party shall designate to the other.
11.
Complete Agreement. Mr. Bazemore acknowledges that this Agreement, together with the Release of Claims, the Restrictive Covenant Agreement, the Options and the Restricted Stock Units, contains the entire understanding between the parties and supersedes, replaces and takes precedence over any prior understanding or oral or written agreement between the parties respecting the subject matter of this Agreement, the Release of Claims, the Options or the Restricted Stock Units. Mr. Bazemore further acknowledges that he is not eligible to receive any payments or benefits under the terms of his offer letter dated August 5, 2015 or the Company’s Executive Severance and Change in Control Plan. There are no representations, agreements, arrangements, nor understandings, oral or written, between the parties relating to the subject matter of this Agreement that are not fully expressed herein and in the Release of Claims.
12.
Severability. In the event any provision of this Agreement shall be held invalid, the same shall not invalidate or otherwise affect in any respect any other term or terms of this Agreement, which term or terms shall remain in full force and effect.
13.
Non-Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.
14.
Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and Mr. Bazemore.
15.
Counterparts. This Agreement may be executed in two (2) signed counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.
16.
Interpretation. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.
17.
Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

EPIZYME, INC.

By: _/s/ David Mott___________________

Name: David Mott

Title: Chairman of the Board of Directors

ROBERT B. BAZEMORE

_/s/ Robert B. Bazemore ______________

EXHIBIT A

RELEASE OF CLAIMS

1.
Release of Claims. In exchange for the Consultation Benefits described in Section 3 of the Consulting Agreement, which you acknowledge you would not otherwise be entitled to receive, you, unless excluded by this Release of Claims or by law, hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of its and their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that you ever had or now have against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to your employment with and/or service as an officer and/or director of and/or separation from the Company or any affiliate, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all rights and claims under the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), including any rights or claims thereunder to unpaid wages, including overtime, bonuses, commissions, and accrued, unused vacation time); all rights and claims under the South Carolina Human Affairs Law, S.C. Code Ann. § 1-13-10 et seq., S.C. Code Ann. § 44-43-80 (bone marrow donation leave law), S.C. Code Ann. § 25-1-2310 et seq. (South Carolina military leave law), and S.C. Code Ann. § 41-15-510 et seq. (South Carolina whistleblower protection law), all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims does not prevent you from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that you acknowledge that you may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and you further waive any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding). Further, this release does not release your rights to vested benefits under any 401(k) plan or other ERISA-covered benefit plan (excluding severance) provided by the Company, vested equity and/or your rights to indemnification and defense, if any.
2.
Continuing Obligations. You acknowledge and reaffirm your obligations set forth in the Employee Invention and Non-Disclosure Agreement that you previously executed for the benefit of the Company, which survive your separation from employment as an employee of the Company.
3.
Nondisparagement. You understand and agree that, to the extent permitted by law and except as otherwise permitted by paragraph 8 below, you will not, in public or private, make any false, disparaging, derogatory or defamatory statements, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, board member, consultant, client or customer of the Company, regarding the Company or any of the other Released Parties, or regarding the Company’s business affairs, business prospects, or financial condition. The Company agrees that its Board members and executive officers will not, in public or private, make any false, disparaging, derogatory or defamatory statements, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, board member, consultant, client or customer of the Company, regarding you; provided, however, that nothing in this Section 3 shall restrict or otherwise limit such Board members or executive officers from disclosing events or circumstances in such manner as they or the Company deem necessary to comply with or satisfy their or the Company’s disclosure, reporting or other obligations under applicable law.
4.
Acknowledgments. You acknowledge that you have been given at least twenty-one (21) days to consider this Release of Claims, and that the Company is hereby advising you to consult with an attorney of your own choosing prior to signing this Release of Claims. You understand that you may revoke this Release of Claims for a period of seven (7) days after you sign this Release of Claims by notifying me in writing, and the Release of Claims shall not be effective or enforceable until the expiration of this seven (7) day revocation period. You understand and agree that by entering into this Release of Claims, you are waiving any and all rights or claims you might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were previously entitled.
5.
Return of Company Property. You confirm that (a) you have returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software, printers, flash drives and other storage devices, wireless handheld devices, cellular phones, tablets, etc.), Company identification, and any other Company owned property in your possession or control, that the Company has requested be returned as of the date of your separation from employment with the Company and that you will return to the Company any and all other such items within five (5) business days after the Company has requested their return, (b) you have left intact all, and have otherwise not destroyed, deleted, or made inaccessible to the Company any, electronic Company documents, including, but not limited to, those that you developed or helped to develop during your employment, and (c) you have not and will not (i) retain any copies in any form or media; (ii) maintain access to any copies in any form, media, or location; (iii) store any copies in any physical or electronic locations that are not readily accessible or not known to the Company or that remain accessible to you; or (iv) send, give or make accessible any copies to any persons or entities that the Company has not authorized to receive such electronic or hard copies; provided, however, that notwithstanding the foregoing, you may retain the laptop computer provided to you by the Company and the files contained on the laptop computer until the earlier of (x) the end of the Consultation Period under the Consulting Agreement and (y) five (5) business days after the Company has requested its return. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone accounts, and computer accounts.
6.
Business Expenses and Final Compensation. You acknowledge that you have been reimbursed by the Company for all business expenses incurred in conjunction with the performance of your employment and that no other reimbursements are owed to you. You further acknowledge that you have received payment in full for all services rendered in conjunction with your employment by the Company, including payment for all wages, bonuses, commissions, and accrued, unused vacation time, and that no other compensation is owed to you except as provided herein.
7.
Nature of Agreement. You understand and agree that this Release of Claims is a separation agreement and does not constitute an admission of liability or wrongdoing on the part of the Company or you.
8.
Scope of Disclosure Restrictions. Nothing in this Release of Claims prohibits you from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings. You are not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information you obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding your confidentiality and nondisclosure obligations, you are hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”
9.
Cooperation. You agree that, to the extent permitted by law, you shall cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator. Your full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding and to act as a witness when requested by the Company. You further agree that, to the extent permitted by law, you will notify the Company promptly in the event that you are served with a subpoena (other than a subpoena issued by a government agency), or in the event that you are asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company. The Company will pay for your reasonable and documented expenses for your compliance with this obligation.
10.
Amendment and Waiver. This Release of Claims shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This Release of Claims is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators. No delay or omission by the Company in exercising any right under this Release of Claims shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.
11.
Validity. Should any provision of this Release of Claims be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Release of Claims.
12.
Voluntary Assent. You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this Release of Claims, and that you fully understand the meaning and intent of this Release of Claims. You further state and represent that you have carefully read this Release of Claims, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.
13.
Applicable Law. This Release of Claims shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in the Commonwealth of Massachusetts (which courts, for purposes of this Release of Claims, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Release of Claims or the subject matter hereof.
14.
Entire Agreement. This Release of Claims, along with the Consulting Agreement, contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, and commitments in connection therewith.

15.
Counterparts. This Release of Claims may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but all of which together shall constitute one and the same document. Facsimile and PDF signatures shall be deemed to be of equal force and effect as originals.

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IN WITNESS WHEREOF, the Parties, intending to be legally bound, have executed this Release of Claims on the date(s) indicated below.

EPIZYME, INC.

/s/ David Mott_____________________ 8/5/2021__________________________

David Mott Date

Chairman of the Board of Directors

TO BE SIGNED ON OR BEFORE August 31, 2021.

I hereby agree to the terms and conditions set forth above. I have been given at least twenty-one (21) days to consider this Release of Claims and I have chosen to execute this on the date below. I intend that this Release of Claims will become a binding agreement between me and the Company if I do not revoke my acceptance in writing to David Mott within seven (7) days.

/s/ Robert B. Bazemore ______________ 8/15/2021________________________

Robert B. Bazemore Date